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                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 4, 2000, relating to the financial statements and financial highlights of PPM America Funds, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Independent Accountants" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP
203 North LaSalle Street
Chicago, Illinois 60601
April 28, 2000